RIVIERA HOLDINGS CORPORATION
                           STOCK OPTION SURRENDER PLAN



TO:           Holders of Options granted on or around
              November 21, 1996, at an exercise price of $13.625 per share under the 1993 Riviera Stock Option Plan

FROM:         TULLIO J. MARCHIONNE

DATE:         January 26, 2001

RE:           STOCK OPTIONS



         This memo supersedes any previous discussions or draft memos.

         Each employee holding options can agree with the Company to surrender all or a portion of these options which would then be considered as unissued options under the terms of the1993 Employee Stock Option Plan (the "Plan").

         As you are aware, you were granted options to Company Common Stock on or around November 21, 1996, at an exercise price of $13.625 per share (the "13.625 Options").

         The Company may (but it is not obligated) to grant New Options ("New Options") in an amount no less than the shares being surrendered, to be issued no sooner than six (6) months and a day after the surrender of the 13.625 Options, the surrender of which will be effective January 31, 2001.

         In making your decision to surrender or not surrender your options, please keep in mind the following:

     * Any New Options will be at the price of the Company's common stock on the date of grant, which may or may not be higher or lower than the price of the options surrendered.

     * The Company may issue New Options, but such issuance shall be no sooner than six (6) months and a day after the surrender of the old options.

         Your decision to surrender any options must be returned to my attention by January 31, 2001, as indicated on the attached form.


                          RIVIERA HOLDINGS CORPORATION
                      STOCK OPTION SURRENDER ELECTION FORM


TO:           Tullio J. Marchionne

FROM:         ____________________

DATE:         January 31, 2001

RE:           surrender of STOCK OPTIONS
              1993 employee stock option plan


         As of January 26, 2001, I currently hold options to purchase _______ shares of the Company's common stock at the option price of $13.625 per share. The closing market price of the Company's common stock on the American Stock Exchange on January 25, 2001, was $_________ per share.

         I hereby surrender for cancellation options to purchase ________ shares of common stock at the option price of $13.625 per share. Please initial beside the option and sign where indicated below to confirm your intent to surrender the options as indicated.

--------------- --------------------- ----------------------------- -----------
                     NUMBER OF                                        EXERCISE
   INITIAL            OPTIONS               GRANTED 13.625            PRICE PER
                    SURRENDERED           OPTIONS OUTSTANDING           SHARE
--------------- --------------------- ----------------------------- -----------


                        ______                    0.00                 $13.625
--------------- --------------------- ----------------------------- -----------




                                            --------------------------------
                                             Signature of Holder of Options



                                            --------------------------------
                                             Name of Holder of Options


                                            --------------------------------
                                             Date